Exhibit 19(b)

SECTION 906 CERTIFICATION

I, Robert M. Collins, Chief Executive Officer, and I, Brian Igoe, Chief Financial Officer of Partners Group Next Generation Infrastructure, LLC (the “Registrant”) each certify that:

1.	This Form N-CSR filing for the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Robert M. Collins
Robert M. Collins, President &
Chief Executive Officer
(Principal Executive Officer)

Date:	June 9, 2026

By:	/s/ Brian Igoe
Brian Igoe, Chief Financial Officer
(Principal Financial Officer)

Date:	June 9, 2026